EXHIBIT 10(g)

Amended as of January 20, 2011

1st Source Corporation
1998 Performance Compensation Plan

1.           Purpose.  The purpose of the 1st Source Corporation ("Company") 1998 Performance Compensation Plan ("Plan") is to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers and other key employees ("Employees") essential to the success of the Company and its subsidiaries; (ii) motivation of Employees using performance-related incentives linked to longer range performance goals and the interests of Company shareholders; and (iii) enabling of the Employees to share in the long term growth and success of the Company.

2.           Administration.  The Plan will be administered by the Executive Compensation and Human Resources Committee ("Committee") of the Board of Directors of the Company, which will consist of two or more members. The Committee will have the sole, final and conclusive authority to administer, construe and interpret the Plan.  All members of the Committee must be non-employee, outside directors as defined in applicable IRS Regulations.

3.           Eligibility.  The Committee in its sole and complete discretion will select full-time Employees of the Company and its subsidiaries, who in its opinion, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its subsidiaries.  No non-employee director of the Company will be eligible to participate under the Plan.  No member of the Committee will be eligible to participate under the Plan.

4.           Performance-Based Compensation.  Any awards made to Employees under the Plan will be performance-based compensation ("Awards") subject to the attainment of pre-established objective performance goals, including one or more of the following criteria:
(i) net income; (ii) pre-tax income; (iii) earnings per share; (iv) return on equity; (v) return on assets; (vi) Economic Value Added and/or increase in Economic Value Added; (vii) increase in the market price of the Company's common stock; (viii) total shareholder return (stock price appreciation plus dividends); and (ix) the performance of the Company in any of the items mentioned in clauses (i) through (viii) in comparison to the average performance of companies combined into a Company-constructed peer group.

All performance measures, formulas and determination of eligibility for a performance period will be established by the Committee in writing no later than ninety (90) days after the beginning of the performance period or by such other date as may be permitted under Section 162(m) of the Internal Revenue Code of 1986 and the regulations.  Performance measures may be based on one or more of the business criteria listed herein.  No Award to any single Employee will exceed $5 million in one calendar year.  No performance measures will allow for any discretion by the Committee to increase any Award, but discretion to lower Awards is permissible.  The payment of any Award under the Plan to an Employee with respect to a relevant performance period will be contingent upon certification by the Committee prior to any such payment that the applicable performance measure(s) relating to the Award have been satisfied.  Payment of the award will not be conditioned upon it being deductible by the Company.  Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award, and the Board may amend the plan in any such respects, as may be required to satisfy the requirements of Section 162(m) of the Internal Revenue Code (or any successor or similar rule relating thereto). Payment of any Award must be made not later than 2 ½ months after the end of the calendar year corresponding to the last day of the Performance Period with respect to such Award or, if earlier, the end of the applicable short term deferral exception period for nonqualified deferred compensation plans established in the latest amendment to Section 409A (or successor provision)of the Internal Revenue Code or regulations thereunder subsequent to January 20, 2011.

To the extent authorized by the Committee at the time of payment of an award, an award may be paid in whole or in part in the form of shares of common stock of the Company having a fair market value at the time of issuance equal to the dollar amount of the award (or portion thereof) to be so paid.  In no event shall the Committee authorize the issuance of shares under this Plan in any calendar year in excess (based on the value of shares at the date of issuance) of $3 million. The Committee may require each Employee acquiring shares pursuant to this Plan to represent to and agree with the Company in writing that he/she is acquiring the shares without a view to distribution thereof.  The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

If an Employee's employment with the Company is terminated by reason of death or total and permanent disability that occurs before the end of a Performance Period, the Employee will be entitled to a pro rata award based upon the number of days elapsed at the time of termination.  The amount of any Award due a deceased Employee will be paid to the beneficiary designated by the Employee in writing to the Company, or if none, the Employee's Estate.

5.           No Employment Contract.  The Plan is not and is not intended to be an employment contract with respect to any of the Employees, and the Company's rights to continue or to terminate the employment relationship of any Employee will not be affected by the Plan.

6.           Amendment and Termination.  The Board of Directors of the Company may amend, suspend or terminate the Plan or any portion thereof at any time, but it may not adversely affect the rights of any Employee under an award.  Any material amendment will require shareholder approval.

7.           Indemnity.  Each person who is or will have been a member of the Board of Directors or the Committee will be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by such persons in settlement thereof with the Company's approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against them, provided they will give the Company an opportunity, at its own expense, to handle and defend the same before they undertake to handle and defend it on their behalf.  The foregoing right of indemnification will not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company Articles of Incorporation or Code of By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

8.           Misstated Financial Results.  All awards under the plan shall be subject to applicable law, including laws governing the potential forfeiture and/or recovery of awards in the event they are based upon financial results that are subsequently determined to have been misstated

9.           Expenses of Plan.  The expenses of administering the Plan will be borne by the Company.

10.         Successors.  The Plan will be binding upon the successors and assigns of the Company.

11.         Tax Withholding.  The Company will have the right to withhold from the payment of any Award the amount of any federal, state or local taxes which the Company is required to withhold.

12.         Governing Law and Notice. The Plan, and its rules, rights, agreements and regulations, will be governed, construed, interpreted and administered solely in accordance with the laws of the State of Indiana.  In the event any provision of the Plan will be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination will not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which will remain in full force and effect as if the Plan has been absent the invalid, illegal or unenforceable provision or portion thereof.

Unless otherwise specifically provided herein, any notice to be given to the Committee under the Plan will be given in writing and will be deemed delivered for all purposes of the Plan if personally delivered to a member of the Committee or mailed to such Committee addressed to the Company by postpaid, certified United States mail.

13.         Effective Date and Duration of Plan.  The Plan was adopted on February 19, 1998, by the Executive Committee of the Board of Directors of the Company and will be effective as of that date, subject to shareholder approval at the annual shareholders meeting of the Company to be held in South Bend, Indiana, on April 16, 1998.  The Plan will have no termination date, unless otherwise required by law or otherwise terminated by the Committee.

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